EXHIBIT 10.5.3

AMENDMENT NO. 2  TO DISTRIBUTION AGREEMENT

Cook Biotech Incorporated,  an Indiana Corporation having a place of business at 1425 Innovation place, West Lafayette, Indiana 47906 ("Cook"), and AxoGen Corporation, a Delaware Corporation having a place of business at 13859 Progress Blvd, Alachua, FL 32615 ("Distributor'), hereby amend that certain Distribution Agreement dated August 27,  2008 between them,  as amended (collectively, "the Agreement"),  as of February 26,  2018 (the "  Amendment Date") as follows:

1.	ARTICLE X(A) of the Agreement is hereby deleted and replaced in its entirety by the following:

A.

The term of this Agreement commences on the Effective Date and continues in full force and effect up through and including June 30, 2027, unless further extended by mutual agreement of the parties or earlier terminated in accordance with this Article X ("Term").

Except as specifically modified above, the terms and conditions of the Agreement are unchanged.

Agreed and accepted as of the Amendment Date:

COOK BIOTECH INCORPORATED	AXOGEN CORPORATION

By: /s/ Umesh Patel	By:/s/ Karen Zaderej
Printed: Umesh Patel	Printed: Karen Zaderej
Title: President	Title: CEO and President